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                                                               Exhibit 23.1






                          INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Eastbrokers International, Inc. on Form SB-2 of our report dated October 30, 1998 (and February 12, 1999 as to Note 17) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a gain of $1,025,429 from a related party transaction), appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP



February 12, 1999